Exhibit 99.1

Contact:
Investors	News Media
Maggie Morris	John Stevens
(617) 369 8577	(617) 867 1451
maggiemorris@digitasinc.com	jstevens@digitasinc.com

DIGITAS REPORTS FIRST QUARTER 2006 RESULTS

•	Fee revenue grows by 21% over Q1 2005

•	Net income climbs 40% over Q1 2005

Boston, April 27, 2006—Digitas Inc. (Nasdaq: DTAS) today reported results for the first quarter of 2006, in line with management’s previously announced expectations.

Results of Operations

Digitas Inc. reported fee revenue for the first quarter of 2006 of $97.2 million, compared with $80.3 million for the first quarter of 2005. Total revenue, including reimbursable pass-through expenses, was $175.4 million for the first quarter of 2006, compared to $137.8 million for the first quarter of 2005. The company reported net income of $14.5 million, or $0.15 per diluted share, for the first quarter of 2006, as compared to net income of $10.4 million, or $0.11 per diluted share, in the prior-year period. Included in net income for the first quarter of 2006 is the one-time benefit of approximately $0.5 million related to the adoption of Financial Accounting Standards Board Statement No. 123R, “Share-Based Payment”, for expensing stock-based compensation. Adjusted cash earnings1 were $16.8 million, or $0.17 per share, for the first quarter of 2006, as compared to adjusted cash earnings of $11.1 million, or $0.12 per share, for the first quarter of 2005. The company’s cash balance including short term investments at March 31, 2006, was $182.8 million, as compared to $217.3 million at December 31, 2005. The company also repurchased 730,845 shares of its common stock at an average price of $13.68 per share in the first quarter of 2006.

David Kenny, Chairman and Chief Executive Officer of Digitas Inc., said, “The first quarter results speak to the effectiveness of our strategy and work, the company’s ongoing focus on operating leverage, and the excellence of our people and their commitment to leading clients into the future of marketing. We are expanding our base of clients. We are relentless about working smart as we expand. And, we continue to make progress in recruiting, grooming and retaining our talent.”

Guidance

Digitas said it anticipates fee revenue of $100 million–$103 million for the second quarter of 2006. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.12–$0.14 in the second quarter of 2006. In addition, Digitas expects adjusted cash earnings2 of $0.15–$0.17 per share for the second quarter of 2006.

For the full year 2006, the company anticipates fee revenue of $405 million–$427 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.46–$0.56, and adjusted cash earnings2 per share of $0.61–$0.71.

Brian Roberts, Chief Financial Officer of Digitas Inc., said, “Our commitment to working smart is paying off in improved margins. We continue to gain operating leverage by sharing common operating resources across our agencies and offices, by leveraging a centralized G&A structure, and by investing in technology that can help us streamline business execution.”

Digitas will discuss its first quarter performance on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site, at http://investor.digitas.com. The financial and statistical information presented during the conference call will be available for replay at http://investor.digitas.com promptly after the conference call. Replays by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687 (U.S. and Canada) or (706) 645-9291 and request conference ID 7905471. Replays of the call will be available by webcast for an extended period of time at the company’s Web site, at http://investor.digitas.com.

About Digitas Inc.

The agencies of Digitas Inc. (Nasdaq: DTAS) help blue-chip global brands develop, engage and profit from their customers through digital, direct and indirect relationships. Driving accountable and measurable relationship engines, the agencies are known for combining art (creativity and customer insight) with science (analytics, measurement and strategy) across digital and direct media. Founded in 1980, Digitas Inc. is headquartered in Boston. The Digitas agency has locations in Boston, Chicago, Detroit and New York. The Medical Broadcasting Company is located in Philadelphia. The Modem Media agency has locations in Atlanta, London, Norwalk, and San Francisco.

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[1]	The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses (income), and cumulative effects of accounting changes if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended
	3/31/06	3/31/05
(in thousands, except per share data)
GAAP earnings(loss)	$14,537	$10,357

Amortization of intangible assets	950	700
Stock-based compensation	1,805	83
Net restructuring expenses (income)	10	—
Cumulative Effect of Accounting Change	(470)	—

Total of adjustments	$2,295	$783

Adjusted cash earnings	$16,832	$11,140

Weighted average shares outstanding used in adjusted cash earnings per share calculation	98,221	96,441

Adjusted cash earnings per share	$0.17	$0.12

[2]	The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share.

	3 Months Ended 6/30/06		12 Months Ended 12/31/06
	Low End	High End	Low End	High End
GAAP earnings	$0.12	$0.14	$0.46	$0.56
Amortization of intangible assets	0.01	0.01	0.04	0.04
Stock-based compensation	0.02	0.02	0.11	0.11
Total of adjustments	$0.03	$0.03	$0.15	$0.15
Adjusted cash earnings	$0.15	$0.17	$0.61	$0.71

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements under the caption “Guidance” regarding management’s expectations with respect to future revenues, earnings per share and adjusted cash earnings per share and statements regarding the company’s future business prospects and trends toward increased spending on digital marketing. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, and the company’s ability to effectively manage its growth and client relationships, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the second quarter and is based upon numerous assumptions that while believed to be reasonable may not prove to be accurate. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

DIGITAS INC.

STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	3 Months Ended March 31,
	2006	2005
Revenue:
Fee revenue	$97,166	$80,279
Pass-through revenue	78,199	57,501

Total revenue	175,365	137,780

Operating expenses:
Professional services costs	55,633	46,266
Pass-through expenses	78,199	57,501
Selling, general and administrative expenses	26,365	23,588
Restructuring expenses (income)	10	—
Stock-based compensation	1,805	83
Amortization of intangible assets	950	700

Total operating expenses	162,962	128,138

Income from operations	12,403	9,642

Other income (expense)	2,178	1,046

Income before provision for income taxes	14,581	10,688
Provision for income taxes	514	331

Net income before cumulative effect of accounting change	$14,067	$10,357

Cumulative effect of accounting change	470	—

Net income	$14,537	$10,357

Net income per share before cumulative effect of accounting change:
Basic	$0.16	$0.12
Diluted	$0.14	$0.11

Net income per share:
Basic	$0.16	$0.12
Diluted	$0.15	$0.11

Weighted-average common shares outstanding:
Basic	89,377	87,619
Diluted	98,221	96,441

DIGITAS INC.

CONDENSED BALANCE SHEET

(dollars in thousands)

	March 31, 2006 (unaudited)	December 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$139,417	$180,297
Short-term investments	43,412	37,023
Accounts receivable, net	50,753	54,195
Accounts receivable, unbilled	46,968	26,971
Prepaid expenses and other current assets	4,471	9,343

Total current assets	285,021	307,829
Fixed assets, net	42,751	43,816
Goodwill, net	228,367	211,877
Other intangible assets, net	45,367	31,317
Other assets	5,635	5,795

Total assets	$607,141	$600,634

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$49,088	$45,761
Current portion of long-term debt	77	87
Billings in excess of cost and estimated earnings on uncompleted contracts	59,715	64,506
Accrued expenses	10,194	9,408
Accrued compensation	18,531	28,725
Accrued restructuring	4,857	5,134

Total current liabilities	142,462	153,621
Long-term debt, less current portion	124	139
Accrued restructuring, long-term	11,552	12,797
Deferred Rent	21,327	21,544
Other long-term liabilities	5,600	5,545

Total liabilities	181,065	193,646

Total shareholders’ equity	426,076	406,988

Total liabilities and shareholders’ equity	$607,141	$600,634